         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BANCORP RHODE ISLAND, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Rhode Island                                                          05-0509802
--------------------------------------------                         ----------------
(State or other jurisdiction of incorporation                          (I.R.S. Employer Identification No.)
or organization)

One Turks Head Place, Providence, Rhode Island                        02903
----------------------------------------------                        -------------------
(Address of Principal Executive Offices)                               (Zip Code)

                           2002 Equity Incentive Plan
                           --------------------------
                            (Full title of the plans)

                          Merrill W. Sherman, President
                           Bancorp Rhode Island, Inc.
                              One Turks Head Place
                              Providence, RI 02903
                              --------------------
                     (Name and address of agent for service)

                                 (401) 456-5000
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

      ====================================================================
                         CALCULATION OF REGISTRATION FEE
      ====================================================================

Title of                                   Proposed               Proposed
securities               Amount            maximum                maximum                 Amount of
to be                    to be             offering price         aggregate               registration
registered               registered (1)    per share(2)           offering price          fee
--------------------------------------------------------------------------------------------------------
Common Stock             75,000            $36.07                 $2,705,250              $318.41
(par value
$0.01)
--------------------------------------------------------------------------------------------------------

(1)  Based solely on the number of shares of common  stock,  par value $0.01 per
     share  (the  "Common   Stock"),   of  Bancorp  Rhode   Island,   Inc.  (the
     "Registrant")  reserved for issuance upon exercise of options granted or to be granted pursuant to the above named stock option plans (the "Plans"). In addition to such shares, this Registration Statement covers an undetermined number  of  shares of Common  Stock of the  Registrant  that,  by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2)  Estimated  solely for the purpose of calculating  the  registration  fee in accordance with Rule 457(h),  pursuant to which a total of 75,000 shares of the Registrant's Common Stock that may be acquired upon exercise of options to be granted are deemed to be offered at $36.07 per share,  the average of the high and low prices of the Registrant's Common Stock as reported by The
     Nasdaq Stock Market(R)on June, 22 2005.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

     Not required to be filed with the Securities and Exchange  Commission  (the
"Commission").

Item 2.           Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.

     Note:  The documents  containing the  information  specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1).  Such documents  need  not be  filed  with  the  Commission  either  as  part  of this registration  statement or as prospectuses or prospectus supplements pursuant to
Rule 424. These  documents and the documents  incorporated  by reference in this registration  statement  pursuant  to  Item 3 of Part  II of  this  Form,  taken together,  constitute a prospectus that meets the  requirements of Section 10(a)
of the Securities Act of 1933, as amended ("Securities Act").

                        Registration of Additional Shares

     The Registrant filed an initial Registration  Statement with the Commission on May 24, 2002 on Form S-8,  incorporated herein by reference,  relating to the
Registrant's  2002 Incentive and Nonqualified  Stock Option Plan, as amended and renamed the 2002 Equity  Incentive Plan (the "2002 Plan"),  and the Non-Employee
Directors Stock Plan, as amended (the  "Directors  Plan"),  registering  200,000 shares of Common Stock reserved for issuance upon exercise of options granted or to be  granted  under the 2002 Plan and an  additional  25,000  shares of common stock  reserved for issuance upon  exercise of options  granted or to be granted under the Directors Plan. On July 17, 2003, the Registrant  filed a Registration
Statement with the Commission  registering an additional  75,000 shares issuable under the 2002 Plan  increasing the total  authorized  shares issuable under the
2002 Plan  from  200,000  to  275,000.  Furthermore,  on August  17,  2004,  the
Registrant filed another Registration  Statement with the Commission registering an additional  25,000 shares  issuable under the 2002 Plan  increasing the total authorized shares issuable under the 2002 Plan from 275,000 to 300,000. Pursuant to Section 4.2 of the 2002 Plan, the number of shares of Common Stock authorized for issuance under the 2002 Plan has been  automatically  increased from 300,000 to 375,000.  This Registration  Statement shall serve to register the additional
75,000 shares issuable under the 2002 Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The  following   documents  and  information   heretofore  filed  with  the
Commission by the Registrant are incorporated by reference in this  registration statement:

     (1)  The  description  of the  Registrant's  Common Stock  contained in the
          Registrant's  Registration  Statement  filed  under  Section 12 of the
          Securities  Exchange Act of 1934, as amended  ("Exchange Act") on Form
          8-A,  including  all  amendments  or reports  filed for the purpose of updating such description.

     (2)  The Annual  Report of the  Registrant on Form 10-K for the fiscal year ended December 31, 2004.

     (3)  Amendment No. 1 to the Annual Report of the  Registrant on Form 10-K/A
          for the fiscal year ended December 31, 2004.

     (4)  The  Registrant's  Quarterly Report on Form 10-Q for the quarter ended
          March 31, 2005.

     (5)  The Registrant's  Definitive Proxy Statement filed with the Commission on April 15, 2005 in connection with the  Registrant's  Annual Meeting of Shareholders held on May 18, 2005.

     (6)  The Registrant's Current Reports on Form 8-K filed with the Commission on April 19, 2005 and June 21, 2005.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the  Exchange  Act after the end of the fiscal year ended  December
31, 2004 and prior to the date of the  termination of the offering of the Common
Stock offered hereby shall be deemed to be  incorporated  by reference into this registration  statement  and to be a part hereof from the date of filing of such documents.  Any  statement  contained  herein or in a document  incorporated  or deemed to be incorporated by reference  herein shall be deemed to be modified or superseded  for  purposes of this  registration  statement  to the extent that a statement  contained  herein  or in any  document  which is or is  deemed  to be incorporated by reference  herein  modifies or supersedes  such  statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this registration statement.

     The  Registrant  will  provide  without  charge  to each  person  to whom a
Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).  Written requests should be directed to Albert
R. Rietheimer, Chief Financial Officer, Bank Rhode Island, One Turks Head Place,
Providence,  Rhode  Island  02903.  Telephone  requests may be directed to (401)
456-5000.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

     Certain  legal  matters in  connection  with the  validity of the shares of
Common  Stock  offered  hereby  have  been  passed  upon for the  Registrant  by
Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903.
Margaret D. Farrell, a partner of Hinckley, Allen & Snyder LLP, is the Secretary of the Registrant and a member of the Registrant's Board of Directors.

Item 6.           Indemnification of Directors and Officers.

     Item 20. "Indemnification of Directors and Officers" of Part II of the Form
S-4  Registration  Statement  declared  effective by the Commission on April 13,
2000, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.           Exemption from Registration Claimed.

     Not applicable.

Item 8.           Exhibits.

         Exhibit No.                Description
         ----------                 -----------

         5                          Opinion of Hinckley, Allen & Snyder LLP

         23.1                       Consent of KPMG LLP

         23.2                       Consent of Hinckley, Allen & Snyder LLP
                                    (contained in their opinion filed as Exhibit 5)

         24                         Power of Attorney (included on signature page of
                                    this Registration Statement)

Item 9.           Undertakings.

     1.   Rule 415 offering. The undersigned Registrant hereby undertakes:

          a.   To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

               i.   To include any  prospectus  required by Section  10(a)(3) of the Securities Act;

               ii.  To reflect  in the  prospectus  any facts or events  arising after the effective date of the  registration  statement (or the most recent  post-effective  amendment  thereof)  which, individually  or in the  aggregate,  represent a fundamental change  in the  information  set  forth in the  registration statement; and

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such  information in the registration statement;  PROVIDED,  HOWEVER, that paragraphs
                    (a)(1)(i) and  (a)(1)(ii)  do not apply if the  registration statement  is on Form  S-3,  Form S-8 or Form  F-3,  and the information  required  to be  included  in a  post-effective amendment  by those  paragraphs  is  contained  in  periodic reports  filed by the  registrant  pursuant to Section 13 or
                    15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          b.   That,  for  the  purpose  of  determining   liability  under  the
               Securities  Act,  each  such  post-effective  amendment  shall be deemed  to  be a  new  registration  statement  relating  to  the securities  offered therein,  and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          c.   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the  securities  being  registered  which remain unsold at the termination of the offering.

     2.   Filings incorporating  subsequent Exchange Act documents by reference.
          The undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the Securities Act, each filing of the
          Registrant's  annual report  pursuant to Section 13(a) or 15(d) of the
          Exchange  Act (and,  where  applicable,  each  filing  of an  employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating  to the securities  offered  therein,  and the offering of such  securities at that  time  shall be  deemed  to be the  initial  BONA  FIDE  offering thereof.

     3.   Incorporated annual and quarterly reports. The undersigned  registrant hereby  undertakes  to  deliver  or  cause  to be  delivered  with the prospectus,  to each person to whom the  prospectus  is sent or given, the latest annual report to security  holders that is  incorporated by reference in the prospectus and furnished  pursuant to and meeting the requirements  of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where  interim  financial  information  required  to be  presented  by
          Article 3 of  Regulation  S-X is not set forth in the  prospectus,  to deliver,  or  cause  to be  delivered  to  each  person  to  whom  the prospectus  is sent or given,  the  latest  quarterly  report  that is specifically  incorporated  by reference in the  prospectus to provide such interim financial information.

     4.   Requests for  acceleration of effective date or filing of registration statement  on Form S-8.  Insofar as  indemnification  for  liabilities arising  under  the  Securities  Act may be  permitted  to  directors, officers and  controlling  persons of the  Registrant  pursuant to the foregoing  provisions,  or otherwise,  the Registrant has been advised that in the opinion of the Commission such  indemnification is against public policy as expressed in the  Securities  Act and is,  therefore, unenforceable.  In the event that a claim for indemnification  against such  liabilities  (other  than  the  payment  by the  Registrant  for expenses incurred or paid by a director, officer or controlling person of the  Registrant in the  successful  defense of any action,  suit or proceeding)  is  asserted  by such  director,  officer or  controlling person  in  connection  with  the  securities  being  registered,  the
          Registrant  will,  unless in the opinion of its counsel the matter has
          been  settled  by  controlling   precedent,   submit  to  a  court  of
          appropriate  jurisdiction the question whether such indemnification by it is against  public  policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Providence, State of Rhode Island, on the 21st day of
June, 2005.

                                       BANCORP RHODE ISLAND, INC.

                                       By: /s/ Merrill W. Sherman
                                               Merrill W. Sherman
                                               President and Chief Executive Officer

     We, the undersigned  officers and directors of Bancorp Rhode Island,  Inc., in the City of Providence,  Rhode Island hereby severally constitute and appoint
Merrill W. Sherman and Albert R.  Rietheimer our true and lawful  attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities  indicated below,  the Registration  Statement on
Form  S-8  filed  herewith  and  any and all  pre-effective  and  post-effective amendments to said Registration  Statement,  and generally to do all such things in our names and on our behalf in our  capacities  as officers and  directors to enable  Bancorp  Rhode  Island,  Inc.  to  comply  with  the  provisions  of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange Commission,  hereby ratifying and confirming our signatures as they may be  signed  by our  said  attorneys,  or any one of them,  to said  Registration
Statement and all amendments thereto.

     Pursuant to the  requirements  of the  Securities  Act of 1933, as amended, this  registration  statement  has been signed by the  following  persons in the capacities and on the dates indicated:

Signature                                                              Title                           Date
---------                                                              -----                           ----

/s/ Merrill W. Sherman                                 President and Chief Executive               June 21, 2005
    Merrill W. Sherman                                 Officer; Director

/s/ Albert R. Rietheimer                               Chief Financial Officer and Treasurer       June 21, 2005
    Albert R. Rietheimer                               (Principal Financial and Accounting
                                                       Officer)

/s/ Karen Adams                                        Director                                    June 21, 2005
    Karen Adams

/s/ Anthony F. Andrade                                 Director                                    June 21, 2005
    Anthony F. Andrade

/s/ John R. Berger                                     Director                                    June 21, 2005
    John R. Berger

/s/ Malcolm G. Chace                                   Director                                    June 21, 2005
    Malcolm G. Chace

/s/ Ernest J. Chornyei, Jr.                            Director                                    June 21, 2005
    Ernest J. Chornyei, Jr.

/s/ Meredith A. Curren                                 Director                                    June 21, 2005
    Meredith A. Curren

/s/ Karl F. Ericson                                    Director                                    June 21, 2005
    Karl F. Ericson

/s/ Margaret D. Farrell                                Director                                    June 21, 2005
    Margaret D. Farrell

/s/ Mark R. Feinstein                                  Director                                    June 21, 2005
    Mark R. Feinstein

/s/ Edward J. Mack II                                  Director                                    June 21, 2005
    Edward J. Mack II

/s/ Bogdan Nowak                                       Director                                    June 21, 2005
    Bogdan Nowak

/s/ Pablo Rodriguez                                    Director                                    June 21, 2005
    Pablo Rodriguez

/s/ Cheryl W. Snead                                    Director                                    June 21, 2005
    Cheryl W. Snead

/s/ John A. Yena                                       Director                                    June 21, 2005
    John A. Yena

                                                             EXHIBIT INDEX

EXHIBIT
NUMBER                       EXHIBIT
------                       -------

5                            Opinion of Hinckley, Allen &
                             Snyder LLP

23.1                         Consent of KPMG LLP

23.2                         Consent of Hinckley, Allen &
                             Snyder LLP (contained in their
                             opinion filed as Exhibit 5)

24                           Power of Attorney (included on
                             signature page of this Registration
                             Statement)